SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


                                FORM 8-K

                              CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                            January 27, 1997
            Date of Report (date of earliest event reported)

                        CHEUNG LABORATORIES, INC.
           (Exact name of Registrant as specified in its chart)

MARYLAND               2-93826-W                            52-1256615
(State or other   (Commission File Number)      (IRS Employer Identification
jurisdiction                                               Number)
Incorporation)



               10220 Old Columbia Road Suite I Columbia, MD 21046
                    (Address of principal executive offices)


                                  (410) 290-5390
              (Registrant s telephone number, including area code)





ITEM  5:  Resignation of a Director

The Registrant has been notified by Mr. Charles C. Shelton that for personal reasons he is resigning as a member of the Board of Directors.

The Board of Directors of Cheung Laboratories, Inc., the Registrant, consists of 7 members. Mr. Shelton's vacancy will be filled by appointment until the next shareholders meeting.



















                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

                                          CHEUNG LABORATORIES, INC.



Date: January 27, 1997        By:______________________________
                                 Name: Verle D. Blaha
                                 Title: President and Chief Executive Officer